 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 28, 2017
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland (Brixmor Property Group Inc.)	001-36160	45-2433192
Delaware (Brixmor Operating Partnership LP)	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company. See the definitions of “emerging growth company” in Rule 12b-2 of the Exchange Act.
Brixmor Property Group Inc. Yes ☐ No ☑ Brixmor Operating Partnership LP Yes ☐ No ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
Brixmor Property Group Inc. ☐ Brixmor Operating Partnership LP ☐

Item 1.01	Entry into a Material Definitive Agreement

Term Loan Agreement

On July 28, 2017, Brixmor Operating Partnership LP (the “Borrower”), an indirect subsidiary of Brixmor Property Group Inc., entered into a new Term Loan Agreement (the “Loan Agreement”) with Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and the lenders party thereto as set forth in the Loan Agreement.

The Loan Agreement provides for a $300 million non-amortizing term loan maturing July 26, 2024 (the “Term Loan”). As of July 28, 2017, the Term Loan was fully advanced and outstanding, substantially all of the proceeds of which were used to prepay a portion of the Borrower’s existing term loans maturing July 31, 2018. The Loan Agreement includes the option to add additional term loans equal to up to $500 million in the aggregate to the extent that any one or more lenders (whether or not an existing lender under the Term Loan) agree to provide such additional credit extensions.

The Term Loan will bear interest, at the Borrower’s option, at a rate of either LIBOR plus a margin ranging from 1.50% to 2.45% or the base rate plus a margin ranging from 0.50% to 1.45%, in each case, with the actual margin determined according to the Borrower’s credit rating. The base rate is the highest of the Agent’s prime rate, the federal funds rate plus 0.50% and the daily one-month LIBOR plus 1.0%. The Term Loan may be voluntarily prepaid in full or in part at any time, subject to customary LIBOR breakage costs, if applicable, and, in the case of prepayments made during the first two years of the Term Loan, a prepayment premium of (i) 2% of principal amount prepaid during the first year of the Term Loan and (ii) 1% of the principal amount prepaid during the second year of the Term Loan shall apply.

The Loan Agreement contains customary representations and warranties and affirmative, negative and financial covenants that are substantially similar to the Borrower’s existing Amended and Restated Revolving Credit and Term Loan Agreement, dated as of July 25, 2016, by and among the Borrower, JPMorgan Chase Bank, N. A., as administrative agent, and the lenders from time to time party thereto (the “Existing Credit Agreement”). Consistent with the Existing Credit Agreement, such covenants include restrictions on mergers, affiliate transactions, and asset sales as well as the following financial maintenance covenants:

•	ratio of total debt to total asset value of not more than 0.60 to 1.00 (subject to a higher level for a period of 4 fiscal quarters following a material acquisition);

•ratio of total net operating income to fixed charges of not less than 1.50 to 1.00;

•ratio of secured indebtedness to total asset value of not more than 0.40 to 1.00; and

•
ratio of unsecured indebtedness to the unencumbered pool value of properties satisfying certain criteria specified in, and valued per the terms of, the Loan Agreement of not more than 0.60 to 1.00 (subject to a higher level for a period of 4 fiscal quarters following a material acquisition).

Consistent with the Existing Credit Agreement, the Loan Agreement also includes customary events of default, the occurrence of which, following any applicable grace period, would permit the lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrower under the Loan Agreement to be immediately due and payable.

The foregoing description of the Loan Agreement is a summary only and is qualified by reference to the Loan Agreement, which is attached as Exhibit 10.1 hereto and incorporated by reference herein.

From time to time, the Borrower has had customary commercial and/or investment banking relationships with Wells Fargo Bank, National Association and/or certain of its affiliates and certain other lenders party to the Loan Agreement.

Item 2.02	Results of Operations and Financial Condition.

On July 31, 2017, Brixmor Property Group Inc. (the "Company") issued a press release announcing its financial results and Supplemental Disclosure pertaining to its operations for the second quarter ended June 30, 2017. The press release is furnished as Exhibit 99.1 to this Report and the Supplemental Disclosure is furnished as Exhibit 99.2 to this Report.

As provided in General Instruction B.2 of Form 8-K, the information in this Item 2.02 and Exhibits 99.1 and 99.2 to this Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as

amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits
(d)     The following exhibits are attached to this Current Report on Form 8-K

10.1	Term Loan Agreement, dated as of July 28, 2016, among Brixmor Operating Partnership LP, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press release issued July 31, 2017.

99.2	Brixmor Property Group Inc. Supplemental Financial Information for the second quarter ended June 30, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: July 31, 2017	BRIXMOR PROPERTY GROUP INC.

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Term Loan Agreement, dated as of July 28, 2016, among Brixmor Operating Partnership LP, as borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto.

99.1	Press release issued July 31, 2017.

99.2	Brixmor Property Group Inc. Supplemental Financial Information for the second quarter ended June 30, 2017.